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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             ____________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             ____________________

                  NUVEEN DIVIDEND ADVANTAGE MUNICIPAL FUND 3
                  ------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

             MASSACHUSETTS                            APPLIED FOR
        (State of Incorporation                    (I.R.S. Employer
            or Organization)                      Identification No.)

                             333 West Wacker Drive
                            Chicago, Illinois 60606
                    (Address of Principal Executive Offices)

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-58708.

     Securities to be registered pursuant to Section 12(b) of the Act:

      Title Of Each Class             Name Of Each Exchange On Which
      To Be So Registered             Each Class Is To Be Registered
      -------------------             ------------------------------

      Share of beneficial interest    American Stock Exchange, Inc.
      $0.01 par value per share

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                 ---------------------------------------------
                               (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.
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     The shares (the "Shares") to be registered hereunder are shares of beneficial interest, $0.01 par value per share of Nuveen Dividend Advantage Municipal Fund 3 (the "Registrant"). A description of the Shares is contained under the heading "Description of Shares" in the prospectus included in the Registrant's registration statement on Form N-2 and under the heading "Description of Shares" in the statement of additional information attached thereto, each filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on April 11, 2001 (Registration Nos. 333-58708 and 811-10345, respectively), which description is incorporated herein by reference.

Item 2.  Exhibits.
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     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  August 10, 2001

                                    NUVEEN DIVIDEND ADVANTAGE
                                    MUNICIPAL FUND 3



                                    By:  /s/ Larry W. Martin
                                         -------------------------
                                             Larry W. Martin
                                             Vice President and
                                             Assistant Secretary

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